UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2010

Intelsat S.A.

(Exact Name of Registrant as Specified in Charter)

Luxembourg	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg	L-1246
(Address of Principal Executive Offices)	(Zip Code)

+(352) 27 84 1600

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 16, 2010, Intelsat S.A. issued a press release announcing that Intelsat S.A.’s indirect wholly-owned subsidiary, Intelsat Corporation (“Intelsat Corp”), commenced a tender offer (the “2014 Tender Offer”) to purchase for cash any and all of its outstanding $658.1 million aggregate principal amount of 9 1/4% Senior Notes due 2014 (the “2014 Corp Notes”). In connection with the 2014 Tender Offer, Intelsat Corp is also soliciting the consent of the holders of the 2014 Corp Notes to certain proposed amendments to the indenture governing the 2014 Corp Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture. The press release also announced that Intelsat Corp commenced a tender offer (the “2028 Tender Offer”) to purchase for cash any and all of its outstanding $125.0 million aggregate principal amount of 6 7/8% Senior Secured Debentures due 2028 (the “2028 Corp Notes”). In connection with the 2028 Tender Offer, Intelsat Corp is also soliciting the consent of the holders of the 2028 Corp Notes to certain proposed amendments to the indenture governing the 2028 Corp Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.

On September 16, 2010, Intelsat S.A. also issued press releases to announce that Intelsat S.A.’s indirect wholly-owned subsidiary, Intelsat Jackson Holdings S.A., commenced and priced a private offering of $1,000.0 million aggregate principal amount of 7 1 /4% Senior Notes due 2020. Part of the net proceeds of the notes are expected to be contributed or loaned to Intelsat Corp to be used to purchase any and all of the 2014 Corp Notes and any and all of the 2028 Corp Notes, in each case, that are validly tendered in connection with the 2014 Tender Offer and 2028 Tender Offer and to pay related fees and expenses. The remainder of the net proceeds from the offering are expected to be used for general corporate purposes, which could include the repayment, redemption, retirement or repurchase in the open market of other indebtedness of Intelsat S.A. or its subsidiaries (which indebtedness has not yet been identified).

The press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 16, 2010 entitled “Intelsat Announces Tender Offers and Consent Solicitations for 9 1/4% Senior Notes due 2014 and 6 7/8% Senior Secured Debentures due 2028 of Intelsat Corporation”

99.2	Press Release dated September 16, 2010 entitled “Intelsat Announces Proposed Offering of Senior Notes”

99.3	Press Release dated September 16, 2010 entitled “Intelsat Announces Pricing of Senior Notes”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: September 17, 2010	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated September 16, 2010 entitled “Intelsat Announces Tender Offers and Consent Solicitations for 9 1/4% Senior Notes due 2014 and 6 7/8% Senior Secured Debentures due 2028 of Intelsat Corporation”

99.2	Press Release dated September 16, 2010 entitled “Intelsat Announces Proposed Offering of Senior Notes”

99.3	Press Release dated September 16, 2010 entitled “Intelsat Announces Pricing of Senior Notes”